Exhibit 10.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of August 27, 2007, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership (“Landlord”), and RESTORATION HARDWARE, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement, dated as of August 3, 2007 (the “Original Lease”), which covers all of that certain to-be-constructed building, as well as the land it shall be situated on (the “Land”), located on Enterprise Parkway in that certain common interest industrial park commonly referred to as Park 70 in West Jefferson, Ohio, as more particularly described in the Original Lease. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Lease.

B. Landlord has acquired the Land prior to the September 1, 2007 deadline established under the Original Lease.

C. Landlord and Tenant now desire to amend the Original Lease to remove the contingency, subject to each of the terms, conditions, and provisions set forth herein. The Original Lease as amended by this Amendment shall be referred to herein as the “Lease.”

AGREEMENT

NOW THEREFORE, in consideration of the agreements of Landlord and Tenant herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	CONTINGENCY

Section 17.26 of the Lease is hereby deleted in its entirety and is of no further force and effect.

2.	GENERAL PROVISIONS

(a) Entire Agreement. This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof and all prior agreements, representations, and understandings between the parties, whether oral or written, are deemed null, void and of no force or effect, all of the foregoing having been merged into this Amendment. The parties acknowledge that each party and/or its counsel have reviewed and revised this Amendment and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Amendment.

(b) Reaffirmation of Lease. Landlord and Tenant hereby acknowledge and agree that the Original Lease, as modified by this Amendment, is hereby reaffirmed, ratified, and confirmed in its entirety and, except as set forth in this Amendment, the Original Lease remains unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Original Lease and this Amendment, the terms of this Amendment shall control.

(c) Governing Law. This Amendment shall be governed by, construed and enforced in accordance with, the laws of the State of Ohio.

(d) Counterparts. This Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The parties contemplate that they may be executing counterparts of the Amendment transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

LANDLORD:	DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

	By:	Duke Realty Corporation, an Indiana corporation, its general partner

	By:	/s/ James T. Clark
James T. Clark Senior Vice President Columbus Operations

TENANT:	RESTORATION HARDWARE, INC., a Delaware corporation

	By:	/s/ Chris Newman
	Name:	Chris Newman
	Title:	Chief Financial Officer

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